CREDIT AGREEMENT

DATED AS OF NOVEMBER 27, 2001

AMONG

SCP POOL CORPORATION,

THE LENDERS,

BANK ONE, NA

AS ADMINISTRATIVE AGENT,

HIBERNIA NATIONAL BANK,

AS DOCUMENTATION AGENT,

FLEET CAPITAL CORPORATION,

AS SYNDICATION AGENT,

AND

BANC ONE CAPITAL MARKETS, INC.

AS LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

1.1	Terms Defined in Texas Uniform Commercial Code	19

ARTICLE II	THE CREDITS	20

2.1	Commitment	20
2.2	Borrowing Base	20
2.3	Required Payments; Termination	21
2.4	Ratable Loans	21
2.5	Types of Advances	21
2.6	Swing Line Loans	21
2.7	Commitment Fee; Reductions in Aggregate Commitment	22
2.8	Increase in Commitment	23
2.9	Minimum Amount of Each Advance	25
2.10	Prepayments	25
2.11	Method of Selecting Types and Interest Periods for New Advances	26
2.12	Conversion and Continuation of Outstanding Advances	26
2.13	Changes in Interest Rate, etc.	27
2.14	Rates Applicable After Default	27
2.15	Method of Payment	27
2.16	Noteless Agreement; Evidence of Indebtedness	28
2.17	Telephonic Notices	29
2.18	Interest Payment Dates; Interest and Fee Basis	29
2.19	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	29
2.20	Lending Installations	29
2.21	Non-Receipt of Funds by the Administrative Agent	30
2.22	Facility LCs	30
2.23	Replacement of Lender	34

ARTICLE III	YIELD PROTECTION; TAXES	35

3.1	Yield Protection	35
3.2	Changes in Capital Adequacy Regulations	36
3.3	Availability of Types of Advances	36
3.4	Funding Indemnification	36
3.5	Taxes	37
3.6	Lender Statements; Survival of Indemnity	38

ARTICLE IV	CONDITIONS PRECEDENT	39

4.1	Initial Advance	39
4.2	Each Credit Extension	40

ARTICLE V	REPRESENTATIONS AND WARRANTIES	41

5.1	Existence and Standing	41
5.2	Authorization and Validity	41
5.3	No Conflict; Government Consent	41
5.4	Financial Statements	42
5.5	Material Adverse Change	42
5.6	Taxes	42
5.7	Litigation and Contingent Obligations	42
5.8	Subsidiaries	42
5.9	ERISA	43
5.10	Accuracy of Information	43
5.11	Regulation U	43
5.12	Material Agreements	43
5.13	Compliance With Laws	43
5.14	Ownership of Properties	43
5.15	Plan Assets; Prohibited Transactions	43
5.16	Environmental Matters	44
5.17	Investment Company Act	44
5.18	Public Utility Holding Company Act	44
5.19	Subordinated Indebtedness	44
5.20	Post-Retirement Benefits	44
5.21	Insurance	44

ARTICLE VI	COVENANTS	45

6.1	Financial Reporting	45
6.2	Use of Proceeds	46
6.3	Notice of Default	46
6.4	Conduct of Business	46
6.5	Taxes	47
6.6	Insurance	47
6.7	Compliance with Laws	47
6.8	Maintenance of Properties	47
6.9	Inspection	47
6.10	Dividends	47
6.11	Indebtedness	47
6.12	Merger	49
6.13	Sale of Assets	49
6.14	Investments and Acquisitions	49
6.15	Liens	50
6.16	Affiliates	51
6.17	Subordinated Indebtedness	51
6.18	Financial Covenants	51
6.19	Lines of Business	52
6.20	Prepayment of Debt	52
6.21	Future Subsidiaries	52
6.22	Prohibition on Synthetic Leases	52
6.23	Sale of Accounts	52
6.24	Prohibition on Granting Negative Pledges	53
6.25	Prohibition on Granting Restrictions on Distributions	53
6.26	Delivery of Stock Certificates	53

ARTICLE VII	DEFAULTS	53

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	56

8.1	Acceleration; Facility LC Collateral Account	56
8.2	Amendments	57
8.3	Preservation of Rights	58

ARTICLE IX	GENERAL PROVISIONS	58

9.1	Survival of Representations	58
9.2	Governmental Regulation	58
9.3	Headings	58
9.4	ENTIRE AGREEMENT	58
9.5	Several Obligations; Benefits of this Agreement	59
9.6	Expenses; Indemnification	59
9.7	Numbers of Documents	60
9.8	Accounting	60
9.9	Severability of Provisions	60
9.10	Nonliability of Lenders	60
9.11	Confidentiality	60
9.12	Nonreliance	61
9.13	Maximum Interest Rate	61
9.14	Non-Application of Chapter 346 of Texas Finance Code	61

ARTICLE X	THE ADMINISTRATIVE AGENT	61
10.1	Appointment; Nature of Relationship	61
10.2	Powers	62
10.3	General Immunity	62
10.4	No Responsibility for Loans, Recitals, etc.	62
10.5	Action on Instructions of Lenders	62
10.6	Employment of Administrative Agents and Counsel	63
10.7	Reliance on Documents; Counsel	63
10.8	Administrative Agent's Reimbursement and Indemnification	63
10.9	Notice of Default	63
10.10	Rights as a Lender	64
10.11	Lender Credit Decision	64
10.12	Successor Administrative Agent	64
10.13	Administrative Agent and Arranger Fees	65
10.14	Delegation to Affiliates	65
10.15	Execution of Collateral Documents	65
10.16	Collateral Releases	65
10.17	Documentation Agent, Syndication Agent, etc.	66

ARTICLE XI	SETOFF; RATABLE PAYMENTS	66

11.1	Setoff	66
11.2	Ratable Payments	66

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	66

12.1	Successors and Assigns	66
12.2	Participations	67
12.3	Assignments	68
12.4	Dissemination of Information	69
12.5	Tax Treatment	69

ARTICLE XIII	NOTICES	69

ARTICLE XIV	COUNTERPARTS	69

ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	70

15.1	CHOICE OF LAW	70
15.2	CONSENT TO JURISDICTION	70
15.3	WAIVER OF JURY TRIAL	70

CREDIT AGREEMENT

     This Credit Agreement, dated as of November 27, 2001, is among SCP Pool Corporation, the Lenders, Hibernia National Bank, a national banking association having its principal office in New Orleans, Louisiana, as Documentation Agent, Fleet Capital Corporation, a Rhode Island corporation, as Syndication Agent, and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Administrative Agent. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     As used in this Agreement:

     “Account Debtor” means any Person who is or who may become obligated to the Borrower or any Guarantor under, with respect to, or on account of an Account.

     “Accounts” means all “accounts”, as defined in the UCC, of the Borrower or any Guarantor, including without limitation, all rights to payment for goods sold or leased or services rendered by the Borrower or any Guarantor, whether or not earned by performance, together with all security interests or other security held by or granted to the Borrower or such Guarantor to secure such rights to payment.

     “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     “Administrative Agent” means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

     “Advance” means a borrowing hereunder, (i) funded by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     “Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     “Agreement” means this credit agreement, as it may be amended, supplemented, restated or modified and in effect from time to time.

     “Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     “Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     “Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

     “Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     “Arranger” means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     “Article” means an article of this Agreement unless another document is specifically referenced.

     “Authorized Officer” means either of the President or Chief Financial Officer of the Borrower, acting singly.

     “Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     “Bank One” means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     “Benefit Liabilities” means (a) any penalties, excise taxes or other sanctions under ERISA, the Code, the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar statute, and (b) unpaid contributions or benefits for all Plans, all other plans (within the meaning of Section 3(3) of ERISA) maintained by the Controlled Group, and all specified fringe benefit plans (within the meaning of Section 6039(D)(d)(1) of the Code), maintained by any member of the Controlled Group.

     “Borrower” means SCP Pool Corporation, a Delaware corporation, and its successors and assigns.

     “Borrowing Base” means, on any date of determination, an amount equal to the sum of:

     (i) 80% of the net amount (after deduction of reserves established pursuant to Section 2.2.2 and excluding any discounts, credits, rebates and allowances which may be taken by or granted to Account Debtors in connection therewith) of Eligible Accounts, plus

(ii) 50% of the net amount (after deduction of reserves established pursuant to Section 2.2.2 and rental reserves) of Eligible Inventory.

     “Borrowing Base Certificate” means a certificate in the form of Exhibit G delivered by the Borrower to the Administrative Agent pursuant to the terms hereof.

     “Borrowing Date” means a date on which an Advance is made hereunder.

     “Borrowing Notice” is defined in Section 2.11.

     “Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas, Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas and Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     “Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     “Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board.

     “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     “Collateral Documents” means, collectively, the Security Agreement, Uniform Commercial Code financing statements, and any other instruments, agreements and documentation executed and delivered to the Administrative Agent or the Lenders in connection with the Security Agreement or the Collateral (as defined in the Security Agreement).

     “Collateral Shortfall Amount” is defined in Section 8.1.

     “Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     “Commitment and Acceptance” is defined in Section 2.8(i).

     “Compliance Certificate” is defined in Section 6.1(iv).

     “Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for Taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     “Consolidated EBITR” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expenses for Taxes paid or accrued, (iii) Consolidated Rentals, and (iv) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     “Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     “Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     “Consolidated Net Worth” means at any time the stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     “Consolidated Rentals” means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     “Consolidated Total Capitalization” means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

     “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     “Controlled Group” means all members of the group of entities that together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     “Conversion/Continuation Notice” is defined in Section 2.12.

     “Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

     “Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     “Default” means an event described in Article VII.

     “Documentation Agent” means Hibernia National Bank, in its capacity as documentation agent hereunder and its successors and assigns.

     “Eligible Account” means an Account owing by an Account Debtor to the Borrower or any Guarantor which meets the following requirements at the time it comes into existence and continues to meet the same until it is collected in full:

(i) it is genuine and in all respects what it purports to be;

     (ii)      it is created in the ordinary course of the Borrower’s or any Guarantor’s business and arises from: (a) the bona fide performance of services by the Borrower or such Guarantor and such services have been fully performed, acknowledged and accepted by the Account Debtor; or (b) the bona fide sale or lease of goods by the Borrower or such Guarantor, and such goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to and accepted by the Account Debtor, and the Borrower or such Guarantor has possession of, or has delivered to the Administrative Agent if the Administrative Agent so requests, shipping and delivery receipts evidencing such shipment, and, in the case of clauses (a) and (b) of this clause (ii), no part of such Account which represents interest or incidental service charges shall be considered an Eligible Account;

     (iii)      if the Account arises because of the sale of goods, such goods have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement and no material part of such goods has been returned, repossessed, rejected, lost or damaged, provided that such goods may have been shipped on a C.O.D. basis (except to the extent that the Administrative Agent objects to the Account Debtor in question);

(iv) it is not evidenced by chattel paper or an instrument of any kind;

     (v)      it is evidenced by an invoice rendered to the Account Debtor thereunder which invoice is in form reasonably acceptable to the Administrative Agent and was sent to the Account Debtor concurrently with or not more than 10 days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or performance of the services giving rise thereto, and (a) with respect to any Account arising under the terms of the Borrower’s early-buy program, such Account is due and payable no later than 180 days after the date of the invoice and is not more than 60 days past due and (b) with respect to any other Account, such Account is due and payable no later than 90 days after the date of the invoice and is not more than 90 days past due;

     (vi)      not more than twenty-five percent (25%) of the balance of all Accounts owing from the Account Debtor obligated on such Account has remained unpaid either (a) with respect to Accounts arising under the terms of the Borrower’s early-buy program, for more than 180 days after the date of the relevant invoice or (b) with respect to all other Accounts, for more than 90 days after the date of the relevant invoice (at all times when this condition is not met, all Accounts upon which such Account Debtor is obligated shall be ineligible Accounts);

     (vii)      it is owned by the Borrower or any Guarantor, the Borrower or such Guarantor has the right to subject it to a security interest in favor of Administrative Agent for the ratable benefit of the Lenders, and it is subject to a first priority perfected security interest in favor of the Administrative Agent for the ratable benefit of the Lenders, and to no other claims, Liens, security interests or encumbrances whatsoever;

     (viii)      it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by the Account Debtor thereunder, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

     (ix)      the Account Debtor obligated on such Account is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind, the Administrative Agent is not dissatisfied with the creditworthiness of such Account Debtor, and, to the knowledge of the Borrower or any Guarantor, there are no actions or proceedings which are then threatened or pending against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

     (x)      it does not arise out of a contract or order which, by its terms, forbids or effectively makes void or unenforceable the assignment by the Borrower or any Guarantor to the Administrative Agent of the Account arising with respect thereto;

(xi) the Account Debtor is not a director, officer, employee, agent, Subsidiary or Affiliate of the Borrower or any Subsidiary of the Borrower;

     (xii)      the Account Debtor is a resident or citizen of and is located within the United States of America, unless such Account Debtor has furnished the Borrower or any Guarantor with an irrevocable letter of credit which has been issued or confirmed by a financial institution acceptable to the Administrative Agent, is in form and substance acceptable to the Administrative Agent, has been pledged to the Administrative Agent for the benefit of the Lenders, and is payable in United States Dollars in an amount not less than the face value of the Account or there is FCIA (Foreign Credit Insurance Association) insurance or other insurance acceptable to the Administrative Agent in effect covering such account with the Administrative Agent named as loss payee;

     (xiii)      it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or any Guarantor assigns its right to payment of such Account to the Administrative Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

     (xiv)      it is not an Account with respect to which the Account Debtor is any state, municipality or any department, agency or instrumentality thereof, unless the Borrower or any Guarantor assigns its rights to payment of such Account to the Administrative Agent pursuant to, and in full compliance with, all applicable laws, rules and regulations relating thereto;

     (xv)      it is not an Account with respect to which the Account Debtor is located in a state which requires the Borrower or any Guarantor, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state’s taxing authority, unless (x) the Borrower or such Guarantor has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the Borrower or such Guarantor at its election, or (z) the Borrower or such Guarantor has proven, to the Administrative Agent’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(xvi) it is an Account against which each Lender is legally permitted to make advances; and

     (xvii)      it is not an Account which, when added to the relevant Account Debtor’s other indebtedness to the Borrower and the Guarantors, results in all Accounts in the aggregate from such Account Debtor exceeding ten percent (10%) of all Accounts due to the Borrower and the Guarantors.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Account Debtor is or will be impaired, notwithstanding anything to the contrary contained above, such Account shall no longer be an Eligible Account, and the Administrative Agent shall promptly thereafter notify the Borrower in writing of such classification.

     “Eligible Inventory” means Inventory (exclusive of work-in-process) of the Borrower or any Guarantor valued at the purchase order price, which at all times meets the following requirements:

     (i)      it is owned by the Borrower or any Guarantor, the Borrower or such Guarantor has the right to subject it to a security interest in favor of the Administrative Agent for the ratable benefit of the Lenders, it is subject to a first priority security interest in favor of the Administrative Agent for the ratable benefit of the Lenders, and to no other claims, Liens (excluding statutory landlord’s Liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable and contractual Liens subject to establishment of a reserve satisfactory to the Administrative Agent with respect thereto), security interests or encumbrances whatsoever, and it is located at a location identified to the Lenders in the Loan Documents as a location where the Borrower or such Guarantor will keep Inventory;

     (ii)      It is not classified by the Borrower or any Guarantor as Class 13 Inventory (i.e., obsolete Inventory) or null Inventory (i.e., non-stock Inventory ordered by customers), it is in good condition, it is fully insured, it meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, it is currently usable or saleable in the ordinary course of the Borrower’s or any Guarantor’s business and is not unacceptable to the Administrative Agent due to age, type, category and/or quantity;

     (iii)      it is not stored or placed with a bailee, consignee, warehouseman, supplier, lessor (i.e., at a location not owned by the Borrower or any Guarantor) or similar party, except for (x) Inventory located at public warehouses with respect to which the Borrower or any Guarantor has provided the Administrative Agent with bailee letters in form and content reasonably acceptable to the Administrative Agent, (y) Inventory located at leased locations with respect to which the Borrower has provided the Administrative Agent with landlord’s waiver letters in form and content reasonably acceptable to the Administrative Agent, and (z) Inventory located at leased locations with respect to which either (a) the lease agreements for such leased locations do not contain any contractual landlord’s Liens or (b) the Borrower or such Guarantor has established adequate rental reserves for such Inventory pursuant to Section 2.2.2;

(iv) it is not delivered to the Borrower or any Guarantor on consignment and has been consigned to a customer of the Borrower or any Guarantor; and

     (v)      the Inventory was not purchased by the Borrower or any Guarantor in or as part of a “bulk” transfer or sale of assets unless the Borrower or such Guarantor has complied with all applicable bulk sales or bulk transfer laws or has provided an indemnity agreement reasonably satisfactory to the Administrative Agent.

Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory. Notwithstanding the foregoing, the Administrative Agent shall have the right to exclude Inventory from eligibility due to any actual or potential Liens (excluding statutory or common law Liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable), claims or risks which the Administrative Agent reasonably believes might impair the value of the Inventory, the Administrative Agent’s rights and interests therein and/or the Borrower’s ability to repay the Obligations and the Administrative Agent shall promptly thereafter notify the Borrower in writing of such exclusion. Any Inventory otherwise valued by the Borrower or any Guarantor on a weighted average cost (“WAC”) basis shall, for purposes of calculating the value of Eligible Inventory, be valued by adding to the value determined on a WAC basis the amount of WAC reserve allocable thereto.

     “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     “Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.14, bears interest at the applicable Eurodollar Rate.

     “Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the requested Eurodollar Loan and having a maturity equal to such Interest Period.

     “Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.14, bears interest at the applicable Eurodollar Rate.

     “Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

     “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

     “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

     “Facility LC” is defined in Section 2.22.1.

     “Facility LC Application” is defined in Section 2.22.3.

     “Facility LC Collateral Account” is defined in Section 2.22.11.

     “Facility Termination Date” means November 27, 2004 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     “Fee Letter” is defined in Section 10.13.

     “Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

     “Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     “Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.14, bears interest at the Floating Rate.

     “Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.14, bears interest at the Floating Rate.

     “Foreign Transfer of Assets” is defined in Section 6.13(iii).

     “Guarantors” means collectively, all Subsidiaries of the Borrower (i) which are organized under the laws of the United States of America and (ii) which are parties to the Guaranty or have executed a Guaranty Supplement (as defined in the Guaranty), and their respective successors and assigns.

     “Guaranty” means that certain Guaranty dated as of the date hereof executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended, supplemented, restated or modified and in effect from time to time.

     “Increase Date” is defined in Section 2.8(ii).

     “Increasing Lenders” is defined in Section 2.8(i).

     “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (ix) Off-Balance Sheet Liabilities, (x) obligations under Letters of Credit, contingent or otherwise and (xi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     “Interest Period” means, with respect to a Eurodollar Advance, a period of one, two or three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     “Inventory” means any and all goods, merchandise, and other personal property now owned or hereafter acquired by the Borrower or any Guarantor that are held for sale or lease, or are furnished or to be furnished under any contract of service, or are raw materials, work-in-process, supplies, or materials used or consumed in the Borrower’s or any Guarantor’s business, and all products thereof, and all substitutions, replacements, additions, or accessions therefor and thereto.

     “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     “LC Fee” is defined in Section 2.22.4.

     “LC Issuer” means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     “LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     “LC Payment Date” is defined in Section 2.22.5.

     “Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes Bank One in its capacity as Swing Line Lender.

     “Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, Subsidiary or Affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.20.

     “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     “Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the then most recently ended 12 month period.

     “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     “Loan” means a Revolving Loan or a Swing Line Loan.

     “Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.16, the Borrowing Base Certificates, the Collateral Documents, and the Guaranty.

     “Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

     “Material Indebtedness” is defined in Section 7.5.

     “Maximum Rate” means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as amended from time to time.

     “Modify” and “Modification” are defined in Section 2.22.1.

     “Moody's” means Moody's Investors Service, Inc.

     “Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     “Net Cash Proceeds” means, with respect to any sale, transfer or other disposition of any asset of any Person, the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses, related taxes paid or payable, and repayment of any Indebtedness secured by assets sold, leased, transferred or disposed of which is required to be repaid as a result of such transaction.

     “Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     “Non-U.S. Lender” is defined in Section 3.5(iv).

     “Note” is defined in Section 2.16.

     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     “Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any Synthetic Lease entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

     “Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     “Other Taxes” is defined in Section 3.5(ii).

     “Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

     “Participants” is defined in Section 12.2.1.

     “Payment Date” means the last day of each calendar month.

     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

     “Permitted Domestic Acquisition” means an Acquisition which meets the following criteria:

     (i)      the acquisition target is in the same line of business as the Borrower and is organized under the laws of the United States of America and, if assets are being acquired, the assets are located in the continental United States of America;

     (ii)      the Borrower shall have provided to the Administrative Agent on behalf of each Lender (a) copies of the financial statements of the acquisition target for the 12 month period prior to the closing of the Acquisition containing at a minimum a balance sheet, statement of income, and a statement of cash flow, and (b) a pro forma financial projection of the Borrower for the 12 month period following the date of the consummation of the proposed Acquisition which reflects pro forma compliance with the financial covenants contained in Section 6.18 and a certificate of an Authorized Officer of the Borrower confirming such calculations both before and after giving effect to the Acquisition; and

     (iii)      the name of the acquisition target and a summary description of the terms of the Acquisition shall have been provided to the Administrative Agent at least 10 Business Days prior to the date that the proposed Acquisition is to be consummated.

     “Permitted Foreign Acquisition” means an Acquisition which meets the following criteria:

     (i)      the acquisition target is in the same line of business as the Borrower and is organized under the laws of a jurisdiction other than the United States of America, and if assets are being acquired, the assets are located outside the continental United States of America;

     (ii)      the Borrower shall have provided to the Administrative Agent on behalf of each Lender (a) copies of the financial statements of the acquisition target for the 12 month period prior to the closing of the Acquisition containing at a minimum a balance sheet, statement of income, and a statement of cash flow, and (b) a pro forma financial projection of the Borrower for the 12 month period following the date of the consummation of the proposed Acquisition which reflects pro forma compliance with the financial covenants contained in Section 6.18 and a certificate of an Authorized Officer of the Borrower confirming such calculations both before and after giving effect to the Acquisition; and

     (iii)      the name of the acquisition target and a summary description of the terms of the Acquisition shall have been provided to the Administrative Agent at least 10 Business Days prior to the date that the proposed Acquisition is to be consummated.

     “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     “Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability, including, but not limited to, any such plan that has been terminated within the six year period prior to the date hereof.

     “Pricing Schedule” means the Schedule attached hereto identified as such.

     “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     “Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

     “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, owned, leased or operated by such Person.

     “Purchasers” is defined in Section 12.3.1.

     “Quarterly Date” means the last day of each calendar quarter.

     “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     “Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     “Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.22 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     “Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

     “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     “Reports” is defined in Section 9.6.

     “Required Lenders” means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

     “Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     “Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

     “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

     “Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

     “Secured Obligations” means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders or any Affiliate thereof with termination costs or other liabilities of the Borrower in an aggregate amount not to exceed $3,500,000.

     “Security Agreement” means that certain Pledge and Security Agreement dated as of the date hereof executed by the Borrower and the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended, supplemented, restated or modified and in effect from time to time.

     “Single Employer Plan” means a Plan other than a Multiemployer Plan.

     “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders.

     “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

     “Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the 12 month period ending with the month in which such determination is made, or (ii) is responsible for more than 5% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i)  above.

     “Supermajority Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment, or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the Aggregate Outstanding Credit Exposure.

     “Swing Line Borrowing Notice” is defined in Section 2.6.2.

     “Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding.

     “Swing Line Lender” means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

     “Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.6.

     “Syndication Agent” means Fleet Capital Corporation in its capacity as syndication agent hereunder, and its successors and assigns.

     “Synthetic Lease” means a lease (i) that is treated as an operating lease under Agreement Accounting Principles, and (ii) (a) in respect of which the leased asset is treated as owned by the lessee for purposes of the Code and/or (b) that is treated as a loan to the lessee for commercial law or insolvency law purposes.

     “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     “Transferee” is defined in Section 12.4.

     “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     “UCC” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral (as defined in the Security Agreement) by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

     “Unfunded Liabilities” means the sum of each Unfunded Liability.

     “Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for the Plan using PBGC actuarial assumptions for single employer plan terminations, including but not limited to, any liability that may arise pursuant to Section 4069 or 4064 of ERISA for any member of the Controlled Group.

     “Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     1.1      Terms Defined in Texas Uniform Commercial Code. Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect on the date hereof.

ARTICLE II

THE CREDITS

     2.1      Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed its Commitment; provided further, that at no time shall the Aggregate Outstanding Credit Exposure exceed the amount set forth in the first sentence of Section 2.2.1. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.22.

2.2 Borrowing Base.

     2.2.1      Limitation on Credit Extensions. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Aggregate Outstanding Credit Exposure shall at no time exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitment. The Borrower agrees that if at any time any such excess shall arise, it shall, without presentment, demand, protest or notice of any kind from the Administrative Agent or any Lender, all of which it hereby expressly waives, immediately repay Revolving Loans in the amount necessary to eliminate such excess.

     2.2.2      Redetermination; Reserves. The Borrowing Base will be redetermined by the Administrative Agent once a month upon receipt of the Borrowing Base Certificates described in Section 2.2.3. In addition, upon review of the results of a field audit or at any time when a Default or Unmatured Default has occurred and is continuing, the Administrative Agent, on its own initiative or at the request of the Required Lenders, may redetermine the Borrowing Base in its discretion as necessary to reduce the Borrowing Base as a result of its reasonable determination that Inventory or Accounts included therein are no longer Eligible Inventory or Eligible Accounts, as the case may be. The Administrative Agent may (on its own initiative or at the request of the Required Lenders) in the exercise of its discretion in determining the Borrowing Base, at any time and from time to time, establish reserves, including but not limited to, a rental reserve with respect to Inventory located at locations subject to leases containing language granting a landlord an interest in such Inventory located therein, or increase or decrease the amount of reserves, with respect to Eligible Accounts and Eligible Inventory.

     2.2.3      Borrowing Base Certificates. The Borrower shall keep accurate and complete records of its Accounts and, as frequently as the Required Lenders shall reasonably require, but not less frequently than once per month on the 20th day following the last day of each fiscal month, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate covering all of its Accounts and Inventory, together with (if reasonably requested by the Required Lenders) formal written assignments of such Accounts and copies of the invoices related thereto. The Borrower shall also make available to the Administrative Agent for its reasonable inspection, upon demand, in accordance with Section 6.9, the original copy of all documents (and will deliver any such original copy to the Administrative Agent if required by the Administrative Agent to enforce its rights and remedies hereunder), including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Borrowing Base Certificate and such other matters and information relating to the status of then existing Accounts as the Administrative Agent or any Lender shall reasonably request.

2.3 Required Payments; Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.4 Ratable Loans. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from each of the Lenders ratably according to its respective Pro Rata Share.

     2.5      Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.11 and 2.12, or Swing Line Loans selected by the Borrower in accordance with Section 2.6.

2.6 Swing Line Loans.

     2.6.1      Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

     2.6.2      Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than noon (Dallas time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate.

     2.6.3      Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Dallas time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Dallas, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

     2.6.4      Repayment of Swing Line Loans. The Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Dallas time) on the date of any notice received pursuant to this Section 2.6.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Dallas to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.6.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.12 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.6.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.6.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.6.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.7      Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Quarterly Date hereafter and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender’s Commitment for the purpose of calculating the commitment fee due hereunder. The Borrower may permanently reduce the Aggregate Commitment in whole or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least 10 Business Days’prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.8 Increase in Commitment.

(i)

So long as (a) no Default or Unmatured Default has occurred and is continuing, and (b) the Borrower has not terminated or reduced in part any unused portion of the Commitments at any time pursuant to Section 2.7, the Borrower may, at any time and from time to time, by notice to the Administrative Agent, request, not more than two times each calendar year, an increase in the Aggregate Commitment within the limitations hereafter described, which notice shall set forth the amount of such increase. In accordance with Section 2.8(iv), the Aggregate Commitment may be so increased either by having one or more Purchasers that have been approved by the Borrower become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) increase the amount of their Commitment (“Increasing Lenders”), provided that (A) the Commitment of any Purchaser shall not be less than $10,000,000 and the sum of the Commitments of the Purchasers and the increases in the Commitments of the Increasing Lenders shall be in an aggregate amount of not less than $10,000,000 (and, if in excess thereof, in integral multiples of $5,000,000); (B) the aggregate amount of all the increases in the Aggregate Commitment pursuant to this Section 2.8 shall not exceed $40,000,000; (C) the Borrower, each Purchaser and/or each Increasing Lender shall have executed and delivered to the Administrative Agent a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit F hereto, and the Administrative Agent shall have accepted and executed the same, (D) if requested by the Purchaser and/or the Increasing Lenders, the Borrower shall have executed and delivered to the Administrative Agent a Note or Notes payable to the order of each Purchaser and/or each Increasing Lender, each such Note to be in the amount of such Purchaser’s Commitment or such Increasing Lender’s Commitment (as applicable); (E) the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 4.1(v), modified to apply to the increase in the Commitments and each new Note and Commitment and Acceptance executed and delivered in connection therewith); (F) the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranty and the Security Agreement continue in full force and effect, and (G) the Borrower, each Purchaser and/or each Increasing Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (C) through (G) above shall be reasonably acceptable to the Administrative Agent. The Administrative Agent shall provide prior written notice to all of the Lenders hereunder of the admission of any Purchaser or the increase in the Commitment of any Increasing Lender hereunder and shall furnish to each of the Lenders copies of the documents required under clause (C), (E), (F) and (G) above.

(ii)

Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof (“Increase Date”), which Increase Date shall be mutually agreed upon by the Borrower, each Purchaser, each Increasing Lender and the Administrative Agent, each Purchaser and/or Increasing Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all Purchasers and Increasing Lenders to the reduction of the outstanding Revolving Loans held by the Lenders (including the Increasing Lenders), to cause the principal amount outstanding under the Revolving Loans made by each Lender to be equal to each Lender’s Pro Rata Share of the Aggregate Commitment as so increased. The Borrower hereby irrevocably authorizes each Purchaser and/or each Increasing Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Revolving Loans held by the other Lenders, and each such payment shall constitute a Revolving Loan hereunder. If, as a result of the repayment of the Revolving Loans provided for in this Section 2.8(ii), any payment of a Eurodollar Loan occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any of the Lenders (including any Increasing Lender to the extent of Eurodollar Loans held by such Increasing Lender prior to such Increase Date) holding a Eurodollar Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.4. Upon the Increase Date, all Revolving Loans outstanding hereunder (including any Revolving Loans made by the Purchasers and/or Increasing Lenders on the Increase Date) shall be Floating Rate Loans, subject to the Borrower’s right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of Section 2.12.

(iii)

Upon the Increase Date and the making of the Revolving Loans by the Purchasers and/or Increasing Lenders in accordance with the provisions of Section 2.8(ii), each Purchaser and/or each Increasing Lender shall also be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, from the Lenders immediately prior to the Increase Date, an undivided interest and participation in any Facility LC and Swing Line Loan, as applicable, then outstanding, ratably, such that each Lender (including each Purchaser) holds a participation interest in each such Facility LC and Swing Line Loan, as applicable, in proportion to such Lender’s Pro Rata Share.

(iv)

Upon the notice by the Borrower to the Administrative Agent pursuant to Section 2.8(i) hereof, each of the then existing Lenders shall have the right (at its election) to increase its Commitment by an amount equal to such Lender’s Pro Rata Share of the proposed increase in the Aggregate Commitment. If less than all of the proposed increase in Aggregate Commitment is elected by the existing Lenders, then any of the then existing Lenders shall have the right to increase its Commitment in an amount greater than such Lender’s Pro Rata Share of the proposed increase in the Aggregate Commitment with the Administrative Agent’s approval. If the entire amount of the proposed increase in the Aggregate Commitment is still not obtained, the Administrative Agent shall use its best efforts with the Borrower’s full cooperation to add Purchasers, acceptable to the Borrower and to the Administrative Agent, with new Commitments which when added to the increase in Commitments of the Increasing Lenders, shall equal the requested increase in the Aggregate Commitment. In the event the sum of each Purchaser’s Commitment and the increase in each Increasing Lender’s Commitment is less than the requested increase in the Aggregate Commitment, the Borrower may elect to accept the increase in the Aggregate Commitment to be equal to such lesser amount. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be liable for any failure to obtain Increasing Lenders or Purchasers hereunder or for any failure to increase the Aggregate Commitment by the amount so requested by the Borrower pursuant to Section 2.8(i).

(v)

Nothing contained herein shall constitute or otherwise be deemed to be a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time. No Lender (except only for itself) shall have the right to decline Borrower’s request pursuant to Section 2.8(i) for an increase in the Aggregate Commitment.

     2.9      Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.10 Prepayments.

     2.10.1      Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon prior written notice to the Administrative Agent by 11:00 a.m. (Dallas time) on the date of repayment. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Dallas time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days’prior written notice to the Administrative Agent. Any prepayments made pursuant to this Section 2.10.1 shall not result in a corresponding reduction in the Aggregate Commitment.

     2.10.2      Mandatory Principal Payments. If at any time the Aggregate Outstanding Credit Exposure exceeds the lesser of (a) the Borrowing Base or (b) the Aggregate Commitment, the Borrower shall promptly prepay the amount of the excess plus accrued and unpaid interest on the amount so prepaid.

     2.10.3      Sale of Assets. Upon the sale, transfer or other disposition of any asset of the Borrower or any of its Subsidiaries permitted by Section 6.13(ii), the Borrower shall promptly prepay an amount equal to 100% of the Net Cash Proceeds from such sale, transfer or other disposition. Such payment shall not result in a corresponding reduction in the Aggregate Commitment.

     2.11      Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Dallas time) on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Dallas time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Dallas to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

     2.12      Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.12 or are repaid in accordance with Section 2.10. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.10 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.9, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Dallas time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.13      Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.12, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.12, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.11 and 2.12 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.14      Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.11 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Advance shall bear interest at a rate per annum equal to the Floating Rate in effect based on Level IV Status (as determined in accordance with the Pricing Schedule) per annum and (ii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clause (i) above and the increase in the LC Fee set forth in clause (ii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

     2.15      Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.15 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.22.6.

2.16 Noteless Agreement; Evidence of Indebtedness.

(i)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)

The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)

The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)

Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by each such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i)  and (ii)  above.

     2.17      Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. Unless the Borrower specifically directs the Administrative Agent and the Lenders not to accept or act upon telephonic notices, neither the Administrative Agent nor any Lender shall have any liability to the Borrower or any Guarantor for any loss or damage suffered by the Borrower or any Guarantor as a result of the Administrative Agent or any Lender acting in reliance on any notice communicated telephonically to the Administrative Agent or any Lender, and neither the Administrative Agent nor any Lender shall have any duty to verify the origin of any such notice or the authority of the Person or Persons sending such notice.

     2.18      Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and on the Facility Termination Date. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. Except as otherwise provided in the definition of “Interest Period,”if any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.19      Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.20      Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.21      Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.22 Facility LCs.

     2.22.1      Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,”and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the lesser of the Aggregate Commitment or the Borrowing Base. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance, provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods which shall in no event extend beyond the date referred to in clause (x) above.

     2.22.2      Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.22, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

     2.22.3      Notice. Subject to Section 2.22.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Dallas time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

     2.22.4      LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Quarterly Date. The Borrower shall pay to the LC Issuer for its own account, (i) with respect to each standby Facility LC, a one-time letter of credit fee in an amount equal to 1/8% of the initial stated amount (or, with respect to a Modification of any such standby Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase and (ii) with respect to each commercial Facility LC, such fees and charges customarily charged by the LC Issuer (each such fee described in this sentence an “LC Fee”). The Borrower shall also pay to the LC Issuer for its own account, documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

     2.22.5      Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.22.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Dallas time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

     2.22.6      Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.22.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.11 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

     2.22.7      Obligations Absolute. The Borrower’s obligations under this Section 2.22 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.22.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.22.6.

     2.22.8      Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.22, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

     2.22.9      Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary”included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.22.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     2.22.10      Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.22 or any action taken or omitted by such indemnitees hereunder.

     2.22.11      Facility LC Collateral Account. Upon the occurrence and continuation of a Default or Unmatured Default, the Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.22.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account, in each case other than as required by Section 8.1.

2.22.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

     2.23      Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

ARTICLE III

YIELD PROTECTION; TAXES

     3.1      Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)

subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

     3.2      Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines that the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy). “Change”means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines”means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,”including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3      Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4      Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5 Taxes.

(i)

All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)

The Borrower hereby agrees to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6      Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

     4.1      Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless (a) the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders, and (b) the following shall have occurred, as applicable:

(i)

Copies of the articles or certificate of incorporation or articles or certificate of organization, as applicable, of each of the Borrower and the Guarantors, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its respective jurisdiction of organization.

(ii)

Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Guarantors, of its respective by-laws, regulations or operating agreement, as applicable, and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Person is a party.

(iii)

An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Guarantors, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and the Guarantors authorized to sign the Loan Documents to which such Person is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Person.

(iv)	A written opinion of the Borrower's and Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit A.

(v)	Any Notes requested by a Lender pursuant to Section 2.16 payable to the order of each such requesting Lender.

(vi)	The Guaranty duly executed by the Guarantors.

(vii)	The Security Agreement duly executed by the Borrower and the Guarantors.

(viii)	Uniform Commercial Code financing statements executed by the Borrower and the Guarantors and covering such Collateral (as defined in the Security Agreement) as the Administrative Agent may request.

(ix)

Bailee agreements in form and substance satisfactory to the Administrative Agent and the Lenders, for any locations in which Inventory is stored and which are not owned by the Borrower or any Guarantor.

(x)	An initial Borrowing Base Certificate and an initial Compliance Certificate.

(xi)

The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower and each Guarantor in (a) the office of the Secretary of State of such Person’s jurisdiction of organization and (b) each jurisdiction in which the Collateral (as defined in the Security Agreement) is located.

(xii)

Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(xiii)	The insurance certificate described in Section 5.21 and Section 4.3.2 of the Security Agreement.

(xiv)	If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(xv)

Evidence that the Third Amended and Restated Credit Agreement dated as of December 31, 1997 among the Borrower, the lenders party thereto and the agent named therein, as amended, shall have been terminated and all indebtedness, liabilities and obligations outstanding thereunder shall have been paid in full and all liens securing same shall have been released.

(xvi)	Such other documents as any Lender or its counsel may have reasonably requested.

     4.2      Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.6.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)	There exists no Default or Unmatured Default.

(ii)

The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1      Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (in the case of Subsidiaries only) duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2      Authorization and Validity. Each of the Borrower and the Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and the Guarantors of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents to which each of the Borrower and the Guarantors is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’rights generally.

     5.3      No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower or any Guarantor of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents to which it is a party.

     5.4      Financial Statements. The September 30, 2001 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5      Material Adverse Change. Since September 30, 2001 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6      Taxes. The Borrower and its Subsidiaries have filed all United States federal Tax returns and all other material Tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any material assessment received by the Borrower or any of its Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income Tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1999. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any Taxes or other governmental charges are adequate.

     5.7      Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8      Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9      ERISA. As of the date of this Agreement, the Borrower does not sponsor any Plans. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, no steps have been taken to reorganize or terminate any Plan and no material liabilities for noncompliance with such laws and regulations exist.

     5.10      Accuracy of Information. No information, exhibit or report (excluding any financial projections) furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. With respect to financial projections delivered to the Administrative Agent and the Lenders, such projections were prepared consistent with the Borrower’s historical financial performance based upon reasonable assumptions and upon such other reasonably necessary and customary information.

     5.11      Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12      Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13      Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14      Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

     5.15      Plan Assets; Prohibited Transactions. Neither the Borrower nor any member of the Controlled Group is an entity deemed to hold “plan assets”within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16      Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17      Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company”or a company “controlled”by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

     5.18      Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a “holding company”or a “subsidiary company”of a “holding company”, or an “affiliate”of a “holding company”or of a “subsidiary company”of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.19 Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

     5.20      Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $2,000,000.

     5.21      Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate. This summary includes the insurer’s or insurers’name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

ARTICLE VI

COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1      Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Administrative Agent on behalf of the Lenders:

(i)

Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants reasonably acceptable to the Administrative Agent, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

(ii)

Within 45 days after the close of each of the quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii)

As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the consolidated budget (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

(iv)

Together with the financial materials required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B (“Compliance Certificate”) signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)	Within 20 days after the end of each calendar month, a duly completed Borrowing Base Certificate.

(vi)	Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(vii)

As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(viii)

As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local health or safety law or regulation or Environmental Law by the Borrower or any of its Subsidiaries.

(ix)	Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(x)

Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(xi)	Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.2      Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposesand to refinance existing Indebtedness of the Borrower. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock”(as defined in Regulation U).

     6.3      Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4      Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except as may be permitted by Section 6.12.

     6.5      Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal Tax returns and all other applicable foreign, state and local Tax returns, except for those returns which are either, individually or in the aggregate, not material, required by law and pay when due all Taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6      Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7      Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws except for immaterial violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     6.8      Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements thereto, in each case as reasonably necessary so that its business carried on in connection therewith may be properly conducted at all times.

     6.9      Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate, and so long as no Default or Unmatured Default has occurred and is continuing, by reasonable prior notice to the Borrower or such Subsidiary.

     6.10      Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, and (ii) the Borrower may repurchase its capital stock so long as at the time of such repurchase and after giving effect thereto (a) no Default or Unmatured Default shall have occurred and be continuing, (b) the Leverage Ratio shall not be greater than 2.0 to 1.0 and (c) the ratio of Consolidated Indebtedness to Consolidated Total Capitalization shall not be greater than 0.5 to 1.0.

6.11 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)	The Obligations and the Guaranty.

(ii)	Indebtedness existing on the date hereof and described in Schedule 2.

(iii)

So long as no Default or Unmatured Default has occurred and is continuing or would occur as a result therefrom, Indebtedness arising in connection with the sale or transfer of an interest in Accounts of the Borrower or any Subsidiary on a limited recourse basis not exceeding in the aggregate $100,000,000 at any one time outstanding.

(iv)

Rate Management Obligations with any Lender or an Affiliate of a Lender (with termination costs or other liabilities of the Borrower in an amount not to exceed $3,500,000 in the aggregate if such Rate Management Obligations are secured), which Rate Management Obligations shall be disclosed by the Borrower in each Compliance Certificate and shall not be of a speculative nature.

(v)	The endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(vi)

(a) Intercompany Indebtedness between or among the Borrower and its Subsidiaries organized under the laws of the United States of America, and (b) so long as no Default or Unmatured Default has occurred and is continuing or will result therefrom, intercompany Indebtedness between or among the Borrower and its Subsidiaries organized under the laws of a jurisdiction located outside the United States of America which, together with the transactions permitted under Section 6.14(iv), does not exceed $10,000,000 in the aggregate during the term of this Agreement.

(vii)

Additional Indebtedness of the Borrower and the Subsidiaries not otherwise covered by any of the other clauses of this Section 6.11, provided that (a) the aggregate outstanding principal amount of all such other Indebtedness permitted by this clause (vii) shall not exceed $10,000,000 at any time, and (b) no Default or Unmatured Default has occurred and is continuing or would result therefrom.

(viii)	The guarantee by the Borrower or any Subsidiary of any Indebtedness otherwise permitted by this Section 6.11.

(ix)

Unsecured Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, worker’s compensation claims, surety or appeal bonds and payment obligations in connection with self insurance or similar obligations, in each case to the extent incurred in the ordinary course of business.

(x)

Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, any of the Indebtedness permitted by clauses (ii), (iii), (iv), (vi) or (vii) of this Section 6.11; provided however, that such renewal, refunding or refinancing shall not (a) increase the principal amount of such Indebtedness outstanding immediately prior to such renewal, refunding or refinancing, (b) increase the interest rate on such Indebtedness, and (c) be secured by any assets other than the assets securing such Indebtedness, if any, prior to such renewal, refunding or refinancing.

     6.12      Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, (ii) any other Person may merge into or consolidate with the Borrower or any Subsidiary, provided that (a) the Borrower or such Subsidiary is the surviving entity and (b) such merger or consolidation is in connection with a Permitted Domestic Acquisition permitted pursuant to Section 6.14(iii), and (iii) any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 6.14.

6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

(i)	Sales of Inventory in the ordinary course of business.

(ii)

Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section 6.13(ii) during the 12 month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, so long as the provisions of Section 2.10.3 are complied with as respects the Net Cash Proceeds thereof.

(iii)

Transfers of Property from the Borrower or any of its Subsidiaries to the Borrower or any other Subsidiary; provided however, any transfers of Property from the Borrower or any of its Subsidiaries to a Subsidiary organized under the laws of a jurisdiction other than the United States of America (such transfer herein called a “Foreign Transfer of Assets”) together with the transactions described in Section 6.14(iv) shall not in the aggregate exceed $10,000,000 during the term of this Agreement and shall be permitted only so long as no Default or Unmatured Default has occurred and is continuing or would result therefrom.

(iv)

Any transfer of an interest in Accounts on a limited recourse basis, provided that such transfer qualifies as a sale under Agreement Accounting Principles and that the amount of any related Indebtedness does not exceed $100,000,000 at any one time outstanding as permitted pursuant to Section 6.11(iii).

(v)	Transfers of Property to the Borrower or any Subsidiary organized under the laws of the United States of America necessary to give effect to a merger or consolidation permitted by Section 6.12.

(vi)	Transfers permitted by Section 6.23.

     6.14      Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)	Cash Equivalent Investments.

(ii)	Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

(iii)	Permitted Domestic Acquisitions made when no Default or Unmatured Default has occurred and is continuing or will result therefrom.

(iv)

(a) Investments in the Borrower’s Subsidiaries which are organized in jurisdictions located outside the United States of America, (b) Permitted Foreign Acquisitions, and (c) creation of new Subsidiaries organized under the laws of a jurisdiction located outside the United States of America, all in an aggregate amount, together with all Foreign Transfers of Assets and the Indebtedness permitted to be incurred by Subsidiaries organized under the laws of a jurisdiction located outside the United States of America pursuant to Section 6.11(vi)(b), not to exceed $10,000,000 during the term of this Agreement so long as no Default or Unmatured Default has occurred and is continuing or will result therefrom.

(v)	Investments in the Borrower and/or the Guarantors so long as no Default or Unmatured Default has occurred and is continuing or will result therefrom.

(vi)	The foreign equivalent of Cash Equivalent Investments invested in by Subsidiaries organized under the laws of a jurisdiction located outside the United States of America.

(vii)	Additional Investments in an aggregate outstanding principal amount not to exceed $10,000,000 at any time so long as no Default or Unmatured Default exists and is continuing or will result therefrom.

(viii)	Creation of new Subsidiaries organized under the laws of the United States of America so long as such Subsidiary shall comply with Section 6.21.

6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)

Liens for Taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)

Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or materially interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v)	Liens existing on the date hereof and described in Schedule 2.

(vi)	Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

(vii)

Liens incurred in connection with any transfer of an interest in Accounts which is permitted pursuant to Section 6.13(iv), and which Liens attach solely to the Accounts sold or transferred in connection with the incurrence of Indebtedness permitted by Section 6.11(iii).

(viii)

Liens securing Indebtedness permitted under Section 6.11(vii), provided that (a) the aggregate outstanding principal amount of all such secured Indebtedness shall not exceed $10,000,000 at any time, and (b) such Liens do not attach to the Collateral.

(ix)	Liens in favor of the Borrower or any Subsidiary organized under the laws of the United States of America.

     6.16      Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.17      Subordinated Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

6.18 Financial Covenants.

     6.18.1      Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended 12 month period, of (i) Consolidated EBITR to (ii) Consolidated Interest Expense plus Consolidated Rentals, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 3.0 to 1.0.

6.18.2 Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than 2.5 to 1.0.

     6.18.3      Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $116,401,600 plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 2001 (without deduction for losses), plus (iii) 75% of the net proceeds of any equity issuances by the Borrower received in each fiscal quarter beginning with the quarter ending December 31, 2001.

     6.19      Lines of Business. The Borrower will not, nor will it permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or lines of business complementary or reasonably related to the construction products or building materials industry.

     6.20      Prepayment of Debt. When a Default or Unmatured Default has occurred and is continuing or will result therefrom, the Borrower will not, and will not permit any Subsidiary to, prepay any Indebtedness, except the Obligations.

     6.21      Future Subsidiaries. The Borrower shall, and shall cause each Person that becomes a Subsidiary after the date of the initial Credit Extension, to execute within 20 days after such Person becomes a Subsidiary such documents, instruments, and agreements as the Administrative Agent deems reasonably necessary or appropriate, in form and substance reasonably satisfactory to the Administrative Agent, including without limitation, (i) an amendment to Schedule 1 (which only needs the signature of the Administrative Agent to be effective if the only change is the addition of a new Subsidiary), and any other documents which would have otherwise been required to be delivered to the Administrative Agent and the Lenders if such Subsidiary had been a Subsidiary as of the date hereof, (ii) with respect to a new Subsidiary organized under the laws of the United States of America, to cause such Subsidiary to execute and deliver a Guaranty Supplement (as defined in the Guaranty), and a Security Agreement Supplement (as defined in the Security Agreement), and (iii) with respect to a new Subsidiary organized under the laws of a jurisdiction outside of the United States of America, a Security Agreement Supplement (as defined by the Security Agreement) with respect to Pledged Securities (as defined in the Security Agreement).

6.22 Prohibition on Synthetic Leases. Borrower will not at any time become or be obligated as lessee or borrower under any Synthetic Lease nor will it permit any Subsidiary to do so.

     6.23      Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or Accounts, with or without recourse, except (i) to the extent permitted by Section 6.13 (iv), and (ii) resales of Accounts acquired in connection with Acquisitions permitted under Section 6.14 so long as (a) such Accounts were not included in the calculation of the Borrowing Base as Eligible Accounts and (b) such resale is not of a Substantial Portion of the Borrower’s or any Subsidiaries’Accounts.

     6.24      Prohibition on Granting Negative Pledges. Except for this Agreement and the Security Agreement, the Borrower will not, nor will it permit any Subsidiary to, enter into or become bound by any agreement, understanding or arrangement that limits, restricts or impairs in any way the right of the Borrower or any Subsidiary to create, assume or suffer to exist any Lien on any of the Borrower’s or any Subsidiary’s Properties in favor of the Administrative Agent (or any successor Administrative Agent) for the benefit of the Lenders.

     6.25      Prohibition on Granting Restrictions on Distributions. Except for this Agreement, the Borrower will not, nor will it permit any Subsidiary to, enter into or become bound by any agreement, arrangement or understanding (including without limitation, their respective certificate or articles of incorporation, bylaws or other charter documents) that limits, restricts, subordinates or impairs in any way the right or ability of the Borrower or any Subsidiary to make dividends or distributions to or Investments in the Borrower or any Subsidiary or to repay any Indebtedness or obligation owed to the Borrower or any Subsidiary.

     6.26      Delivery of Stock Certificates. On or before seven Business Days after the date hereof, the Borrower will deliver to the Administrative Agent originals of all Pledged Securities (as defined in the Security Agreement), along with stock powers duly executed in blank; provided however, with respect to the Pledged Securities issued by Bonin Consultores E Servicos, LDA and Exporlinea Importacao E Exportacao De Equipamentos Par Tratamento De Aguas E Oustros, LDA, the Borrower shall deliver to the Administrative Agent originals of such Pledged Securities, along with stock powers duly executed in blank, on or before 120 days after the date hereof.

ARTICLE VII

DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1      Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

     7.2      Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

7.3 The breach by the Borrower of any of the terms or provisions of Section 6.1 and Sections 6.10 through and including 6.26.

     7.4      The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 10 days after written notice from the Administrative Agent or any Lender.

     7.5      Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 (“Material Indebtedness”); or default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6      The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7      Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6 (iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8      Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the 12 month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9      The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not fully covered by insurance or stayed on appeal or otherwise being appropriately contested in good faith.

7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11      The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum.

     7.12      The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000.

     7.13      The Borrower or any other member of the Controlled Group shall have been notified by any court or governmental agency (including the Internal Revenue Service, the United States Department of Health and Human Services, the United States Department of Labor or the PBGC) that it may be subject to Benefit Liabilities in an aggregate amount outstanding for the Borrower and the Controlled Group in excess of $5,000,000.

     7.14      The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

7.15 Any Change in Control shall occur.

     7.16      The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.17      Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation within five Business Days of when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction.

     7.18      The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

     7.19      Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Facility LC Collateral Account.

(i)

If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate, and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or (ii) declare the Obligations to be due and payable, or (iii) both, whereupon, in the case of clause (ii) or (iii), the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)

If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)

At any time while any Default has occurred and is continuing, the Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)

At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)

If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2      Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any required compliance or Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of the Supermajority Lenders, modify the definition of Borrowing Base; provided further, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i)

Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date, or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

(ii)	Reduce the percentage specified in the definition of Required Lenders.

(iii)

Extend the Facility Termination Date, or reduce the amount or extend the payment date for the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv)	Amend this Section 8.2.

(v)	Release any Guarantor or, except as provided herein or in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3      Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2 and with respect to amendments to the Loan Documents, signed by the Borrower, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2      Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4      ENTIRE AGREEMENT. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS RELATING TO THE SUBJECT MATTER THEREOF OTHER THAN THE FEE LETTER DESCRIBED IN SECTION 10.13. THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     9.5      Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification.

(i)

The Borrower shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent, and reasonable fees and charges of other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders, and reasonable fees and charges of other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

(ii)

The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7      Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.8      Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9      Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10      Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11      Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in Rate Management Transactions or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12      Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

     9.13      Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender or the Administrative Agent ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Rate shall be applied as a payment and reduction of the principal of the indebtedness owing under this Agreement; and, if the principal owing has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower, the Administrative Agent, and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness owing pursuant to this Agreement so that interest for the entire term does not exceed the Maximum Rate.

     9.14      Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Credit Code, as amended from time to time, are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

ARTICLE X

THE ADMINISTRATIVE AGENT

     10.1      Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,”it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative”of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2      Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     10.3      General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4      No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

     10.5      Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6      Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

     10.7      Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     10.8      Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9      Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

     10.10      Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender”or “Lenders”shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11      Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12      Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, which successor Agent shall be consented to by the Borrower at all times other than during the existence of a Default or Unmatured Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of a Default or Unmatured Default (which consent of the Borrower shall not be unreasonably withheld or delayed); provided however, nothing contained herein shall require the resigning Administrative Agent to continue its duties and obligations hereunder or delay the effectiveness of the Administrative Agent’s resignation. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate”as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

     10.13      Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent, the Lenders and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated October 11, 2001 (the “Fee Letter”), or as otherwise agreed from time to time.

     10.14      Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

     10.15      Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf the Security Agreement and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement.

     10.16      Collateral Releases. Within five Business Days after receipt of the Borrower’s written request for the release of any Collateral which is being disposed of and which is permitted to be disposed of pursuant to this Agreement, the Administrative Agent shall execute and deliver to the Borrower all documents, instruments and agreements deemed reasonably necessary to effectuate the release of such Collateral so long as no Default then exists or will result therefrom. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

     10.17      Documentation Agent, Syndication Agent, etc. Neither the Documentation Agent nor the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither the Documentation Agent nor the Syndication Agent shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to the Documentation Agent and the Syndication Agent as it makes with respect to the Administrative Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

     11.1      Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2      Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment described in this Section 11.2 is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1      Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2 Participations.

     12.2.1      Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

     12.2.2      Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

     12.2.3      Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3 Assignments.

     12.3.1      Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Administrative Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

     12.3.2      Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a “Notice of Assignment”), together with any consents required by Section 12.3.1, and (ii) payment by the transferor Lender of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are “plan assets”as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets”under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4      Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5      Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

     Except as otherwise permitted by Section 2.17 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Article XIII. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

ARTICLE XIV

COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1      CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2      CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     15.3      WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer, the Documentation Agent, the Syndication Agent and the Administrative Agent have executed this Agreement as of the date first above written.

SCP POOL CORPORATION
By:
/S/ MANUEL J. PEREZ DE LA MESA
Name:	Manuel J. Perez de la Mesa
Title:	President and Chief Executive Officer
Address:
109 Northpark Boulevard
Covington, Louisiana 70433
Attn:	Mr. Manuel J. Perez de la Mesa
Telephone:	(985) 892-5521
Facsimile:	(985) 892-1657

Signature Page to Credit Agreement

     Commitments:

     $25,000,000

BANK ONE, NA,
as Administrative Agent, LC Issuer and as a Lender
By:
/S/ JOHN HORST
Name:	JOHN HORST
Title:	VICE PRESIDENT
Address:
1717 Main Street
Dallas, Texas 75201
Attn:	John Horst
Telephone:	(214) 290-2500
Facsimile:	(214) 290-2765

Signature Page to Credit Agreement

     Commitments:

     $25,000,000

HIBERNIA NATIONAL BANK,
as Documentation Agent and as a Lender
By:
/S/ KATHARINE GONZALEZ
Name:	KATHARINE GONZALEZ
Title:	VICE PRESIDENT
Address:
313 CARONDELET ST., 6TH FLOOR
NEW ORLEANS, LA 70130
Attn:	KATHARINE GONZALEZ
Telephone:	(504) 533-3620
Facsimile:	(504) 533-2060

Signature Page to Credit Agreement

     Commitments:

     $25,000,000

FLEET CAPITAL CORPORATION,
as Syndication Agent and as a Lender
By:
/S/ LARRY TRUSSELL
Name:	LARRY TRUSSELL
Title:	VP - SR. BUSINESS DEVELOPMENT OFFICER
Address:
5950 SHERRY LANE STE 300
DALLAS, TX 75225
Attn:	LOAN ADMISISTRATION MANAGER
Telephone:	(214) 706-7000
Facsimile:	(214) 706-7066

Signature Page to Credit Agreement

     Commitments:

     $25,000,000

BNP PARIBAS,
as a Lender
By:
/S/ CRAIG PIERCE
Name:	CRAIG PIERCE
Title:	ASSOCIATE
By:
/S/ MIKE SHRVOCK
Name:	MIKE SHRVOCK
Title:	VICE PRESIDENT
Address:
1200 SMITH ST, SUITE 3100
HOUSTON, TX 77002
Attn:	CRAIG PIERCE
Telephone:	(713) 982-1108
Facsimile:	(713) 659-5228

Signature Page to Credit Agreement

     Commitments:

     $10,000,000

REGIONS BANK,
as a Lender
By:
/S/ JORGE E. GORIS
Name:	JORGE E. GORIS
Title:	SR. VICE PRESIDENT
Address:
301 ST. CHARLES AVENUE
NEW ORLEANS, LA 70130
Attn:	JORGE E. GORIS
Telephone:	(504) 584-7357
Facsimile:	(504) 584-2165

     $110,000,000